UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 11, 2015
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 11, 2015, the procedural schedule in Pacific Gas and Electric Company’s (“Utility”) 2015 Gas Transmission and Storage (“GT&S”) rate case was amended to provide time to determine which natural gas transmission projects and programs should be considered safety-related and therefore subject to the $850 million cost disallowance adopted by the California Public Utilities Commission (“CPUC”) on April 9, 2015.  (See PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 for more information about the CPUC’s penalty decision.)  The ruling determines that a CPUC decision to authorize GT&S revenue requirements should be issued before a decision is issued to reduce the authorized revenue requirements by the cost of programs and projects determined to be safety-related and subject to the $850 million disallowance. The procedural schedule estimates that a decision to authorize GT&S revenue requirements could be issued in January 2016, followed by a separate decision to determine the cost disallowance for safety-related projects and programs that could be issued in May 2016. The ruling states that it is anticipated that the GT&S rate case would be completed in accordance with the schedule set forth in the ruling, but in any event, within 18 months of the date of the ruling, or by December 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: June 12, 2015	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: June 12, 2015	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary